Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, Texas 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

 NEWS RELEASE

Summit Hotel Properties Announces the Redemption of 7.125% Series C
Cumulative Redeemable Preferred Stock

Austin, Texas, February 5, 2018 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today provided notice to holders of record (the “Notice of Redemption”) of the Company’s 7.125% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) of the redemption of all 3,400,000 shares of the issued and outstanding Series C Preferred Stock. The cash redemption amount (the “Redemption Amount”) for each share of Series C Preferred Stock is $25.00, plus an amount equal to all accrued and unpaid dividends to, but not including, the redemption date of March 20, 2018 (the “Redemption Date”), in an amount equal to $0.09401 per share. The Redemption Amount will be payable in cash, without interest on the Redemption Date.

On the Redemption Date, dividends on the Series C Preferred Stock will cease to accrue and trading of the Series C Preferred Stock will be delisted from the New York Stock Exchange (NYSE: INNPrC).

The Notice of Redemption and related materials will be mailed to holders of record of the Series C Preferred Stock. Payment of the Redemption Amount will be made upon presentation and surrender of shares of the Series C Preferred Stock to Broadridge Corporate Issuer Solutions, the Company’s redemption and paying agent. Questions relating to the Notice of Redemption and related materials should be directed to Broadridge Corporate Issuer Solutions at (877) 830-4936.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly-traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the upscale segment of the lodging industry. As of December 31, 2017, the Company’s portfolio consisted of 83 hotels with a total of 12,242 guestrooms located in 26 states.

For additional information, please visit the Company’s website www.shpreit.com and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "plan," "likely," "would," or other similar words or expressions. These forward-looking statements relate to the mailing of the Notice of Redemption and to the redemption of the Series C Preferred Stock. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company's control, which could cause actual activities to differ materially from such statements. These risks and uncertainties include, but are not limited to, factors as are described in greater detail in the Company's filings with the Securities and Exchange Commission ("SEC"). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations.

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